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    As filed with the Securities and Exchange Commission on January 26, 1999

                                            Registration Statement No. 333-56531

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3

                                   ----------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                               SAPIENT CORPORATION
             (Exact name of registrant as specified in its charter)

                                   ----------

             DELAWARE                                            04-3130648
   (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                            Identification No.)


                               ONE MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 621-0200
                       (Address, including zip code, and
                     telephone number, including area code,
                           of registrant's principal
                               executive offices)

                                   ----------

                              DEBORAH ENGLAND GRAY
                                 GENERAL COUNSEL
                               SAPIENT CORPORATION
                               ONE MEMORIAL DRIVE
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 621-0200
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    Copy to:

                             Jonathan Wolfman, Esq.
                                HALE AND DORR LLP
                                 60 State Street
                           Boston, Massachusetts 02109
                                 (617) 526-6000


  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: NOT APPLICABLE.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]



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         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-_______.

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333-__________.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                EXPLANATORY NOTE

         Pursuant to a Registration Statement on Form S-3 (File No. 333-56531) (the "Registration Statement"), Sapient Corporation (the "Company"), registered an aggregate of 91,760 shares of the Company's common stock, $0.01 par value per share, (the "Common Stock") for the account of certain stockholders of the Company (the "Selling Stockholders"). The shares were issued to the Selling Stockholders in connection with the acquisition by the Company of EXOR Technologies, Inc. on December 15, 1997 pursuant to the terms of a stock purchase agreement. The Registration Statement was declared effective on June 17, 1998.

         The Company's obligation to keep the Registration Statement effective has terminated. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering the remaining 83,530 shares of the Common Stock which were not sold in the offering.





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                                    SIGNATURE

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on the 26th day of January, 1999.



                                             SAPIENT CORPORATION



                                             By: /s/ Jerry Greenberg
                                                 -----------------------------
                                                 Jerry Greenberg
                                                 Co-Chief Executive Officer